--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(f)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  GENCORP INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To the Shareholders of                                          February 7, 1997

            GenCorp Inc.:                                         Fairlawn, Ohio

    The Annual Meeting of Shareholders of GENCORP INC. (the "Company") will be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, on March 26, 1997 at 9 o'clock a.m. to consider and act on the following matters:

          1. Election of Directors to serve a term of three years. (page 2)

          2. Board of Directors' Proposal: Approval of the 1997 Stock Option Plan. (page 21)

          3. Ratification of the Board of Directors' selection of Ernst & Young LLP as independent auditors to audit the books of account and other corporate records of the Company for 1997. (page 23)

          4. Such other matters as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on January 30, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting.

    THE COMPANY HAS A GREAT NUMBER OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WHO OWN FEWER THAN 100 SHARES. WHETHER YOU OWN ONE SHARE OR HUNDREDS OF SHARES, YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO PROMPTLY VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION WILL ENABLE THE COMPANY TO AVOID ADDITIONAL EXPENSE AND DELAY. A RETURN ENVELOPE, REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                                            By order of the Board of Directors,
                                            EDWARD R. DYE, Secretary

                                 ANNUAL MEETING

                                       OF

                                  GENCORP INC.
                      175 GHENT ROAD, FAIRLAWN, OHIO 44333

                               ------------------

                                PROXY STATEMENT

                                                                February 7, 1997

This Proxy Statement is being mailed to shareholders beginning approximately February 7, 1997 in connection with the solicitation by the Company, on behalf of its Board of Directors, of proxies to be used at the Annual Meeting of Shareholders of the Company which is to be held on March 26, 1997 at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

  If the accompanying form of proxy is signed, dated and returned to the Company's transfer agent, The Bank of New York, it will be voted, but it may be revoked at any time before it is voted. Shares in respect of which a proxy or other written instruction is not received by the Bank will not be voted. The presence of a shareholder at the meeting does not revoke any proxy previously given. A shareholder, without affecting any vote previously taken, may revoke his or her proxy by giving notice to the Company in writing or in open meeting.

  Shares held for the accounts of shareholders participating in the Company's automatic Dividend Reinvestment Service will be voted in accordance with the proxies returned by the participants to the Bank in respect of the underlying shares which the participants hold of record. If such proxies are not returned by the participants, the participants' Dividend Reinvestment Service shares will not be voted.

  The Trustees for the Company's savings and profit sharing plans, Mellon Bank N.A. and Royal Trust Corporation of Canada, and the GenCorp Trustee for the Company's Stock Incentive Compensation Plan, will each vote any shares held for participants' accounts in accordance with the confidential voting instructions returned by the participants to the Trustees, (CLo) The Bank of New York. If such confidential voting instructions are not returned, the participants' shares will be voted by the Trustees in accordance with the instructions of the Benefits Management Committee for the plans.

  A copy of the Company's 1996 Annual Report, including financial statements, is enclosed in the envelope with this Proxy Statement.

  At the close of business on January 30, 1997, there were 33,523,039 outstanding shares of Common Stock and no outstanding shares of Cumulative Preference Stock of the Company. Holders of outstanding shares of Common Stock are entitled to one vote for each full share held on the January 30, 1997 record date.

                      NOMINATION AND ELECTION OF DIRECTORS

  The Company's Code of Regulations provides for a Board of not less than seven nor more than seventeen directors, and authorizes the Board to determine from time to time the number of directors within that range that will constitute the Board by the affirmative vote of a majority of the members then in office. Additionally, the Company's Articles of Incorporation require that the Board of Directors be divided into three classes having staggered terms.

  Mr. James R. Stover, who has served as a director of the Company since 1987, will retire from the Board in accordance with the Company's retirement policy for directors. Mr. Stover's contributions to the Company throughout the years have been of inestimable value, and his participation will be greatly missed. The Board has decided not to fill the vacancy resulting from Mr. Stover's retirement at this time, and has reduced the number of directors constituting the Board from eleven to ten. The Board has set the number of directors to be elected at this Annual Meeting at three and recommends that its three nominees named below be elected to serve for a three-year term expiring at the March 2000 Annual Meeting.

  Abstentions and non-votes are counted as present for purposes of determining whether a quorum is present at the meeting. Directors are elected by a plurality of the votes cast. Votes cast for a nominee will be counted in favor of election. Withhold votes and broker non-votes will not count either in favor of, or against, election of a nominee. It is the intention of the persons named in the accompanying form of proxy, unless authorization to do so is withheld, to vote for the election of the Board's three nominees. Proxies cannot be voted for a greater number of persons than the number of directors set by the Board for election. If, prior to the meeting, a nominee becomes unable to serve as a director for any reason, the proxyholders reserve the right to substitute another person of their choice in such nominee's place and stead. It is not anticipated that any nominee will be unavailable for election.

  The Company has no provision for cumulative voting in the election of directors. Holders of Common Stock are, therefore, entitled to cast one vote for each share held on the January 30, 1997 record date for each nominee for director.

  The information set forth below is given as of December 31, 1996 unless stated otherwise. Each nominee for election and each director continuing in office has had the same principal occupation or employment during the past five years unless otherwise indicated.

NOMINEES FOR ELECTION AT THIS MEETING TO THREE-YEAR TERMS EXPIRING IN MARCH
2000:

JAMES M. OSTERHOFF
Director since 1990

Executive Vice President and Chief Financial Officer of US WEST Inc., Englewood, CO (communications company) from December 1991 until retirement in August 1995. Previously Vice President, Chief Financial Officer of Digital Equipment Corporation, Maynard, MA (computer systems, software and services company). Director of Financial Security Assurance Holdings Ltd., New York, NY. Chairman of the Finance Committee and Member of the Audit and the Government Affairs & Environmental Issues Committees of the Board. Age 60.

PAUL J. PHOENIX
Director since 1990

Chairman and Chief Executive Officer of Dofasco Inc., Hamilton, Ontario, Canada (steel manufacturing company) from 1990 until retirement in May 1992. President, Chief Executive Officer and Chief Operating Officer from 1987 until 1990. Director of The Bank of Nova Scotia, Nova Scotia, Canada; Mutual Life of Canada, Waterloo, Ontario, Canada; Montreal Trust Co., Montreal, Quebec, Canada and Boise Cascade Corporation, Boise, ID. Chairman of the Organization & Compensation Committee and member of the Finance and the Nominating & Corporate Governance Committees of the Board. Age 68.

JOHN B. YASINSKY
Director since 1993

Chairman of the Board since March 1995 and Chief Executive Officer and President of the Company since July 1994. A Director of the Company since November 1993 (and President and Chief Operating Officer from November 1993 until July 1994). Previously Group President, Westinghouse Electric Corporation, Pittsburgh, PA (power generation and electrical equipment manufacturing company) since February 1993; President, Westinghouse Power Systems from 1990 to 1993; Executive Vice President, World Resources and Technology from 1989 to 1990. Director of CMS Energy Corporation, Dearborn, MI and Consumers Power Company, Jackson, MI. Chairman of the Executive Committee of the Board. Age 57.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 1998:

GEN. PAUL X. KELLEY
Director since 1989

Vice Chairman for Corporate Strategy of Cassidy and Associates, Inc., Washington, D.C. (government and public relations firm) since January 1990 (Vice President from January 1989 until January 1990). Commandant of the United States Marine Corps from 1983 until retirement in June 1987. Director of AlliedSignal Inc., Morristown, NJ; PHH Corporation, Hunt Valley, MD; The Wackenhut Corporation, Coral Gables, FL; Sturm, Ruger and Co., Inc., Southport, CT; UST, Inc., Greenwich, CT; Saul Centers, Inc., Chevy Chase, MD and London Insurance Group and London Life, London, Ontario, Canada. Chairman of the Government Affairs & Environmental Issues Committee and member of the Audit and the Nominating & Corporate Governance Committees of the Board. Age 68.

DIANE E. MCGARRY
Director since 1995

Chairman, President and Chief Executive Officer of Xerox Canada Inc., North York, Ontario, Canada (a manufacturer of copiers and electronic office equipment) since October 1993; previously Director, Sales Operations for the United Kingdom for Rank Xerox, a joint venture between Xerox and the Rank Organization from 1991 to 1993; Executive Assistant to the Chairman and Chief Executive Officer of Xerox from February 1990 to 1991; Vice President and Region Manager for the Eastern (U.S.) Coastal Region for Xerox Corporation from 1988 to 1990. Member of the Audit and the Government Affairs & Environmental Issues Committees of the Board. Age 47.

DR. R. BYRON PIPES
Director since 1993

President of Rensselaer Polytechnic Institute, Troy, NY since July 1993. Provost of the University of Delaware from 1991 until July 1993 and Dean of the College of Engineering from 1985 until July 1993. Member of the Nominating & Corporate Governance, Government Affairs & Environmental Issues and the Executive Committees of the Board. Age 55.

DIRECTORS WHOSE TERMS CONTINUE UNTIL MARCH 1999:

CHARLES A. CORRY
Director since 1995

Chairman of the Executive Committee of USX Corporation, Pittsburgh, PA (producer of energy and metal products). Chairman and Chief Executive Officer of USX from 1989 until retirement in June 1995 (President and a Director since February
1988); previously President of the U.S. Diversified Group of USX from January 1987 to February 1988. Director, Mellon Bank Corporation and Mellon Bank, N.A., Pittsburgh, PA. Member of the Finance, Nominating & Corporate Governance, Organization & Compensation, and the Executive Committees of the Board. Age 64.

WILLIAM K. HALL
Director since 1995

President and Chief Executive Officer of Eagle Industries, Inc., Chicago, IL (diversified manufacturing company) since 1988; also, President and Chief Executive Officer of Falcon Building Products, Inc., Chicago, IL (manufacturer of building products; 70% owned by Equity Holdings, Ltd.) since 1994; Director of Falcon Building Products, Inc., Chicago, IL; and A. M. Castle & Co., Franklin Park, IL. Member of the Finance and the Organization & Compensation Committees of the Board. Age 53.

DR. ROBERT K. JAEDICKE
Director since 1990

Professor of Accounting at the Graduate School of Business, Stanford University, Stanford, CA since 1961 (formerly served as Dean of the Graduate School of Business from 1983 until September 1990). Director of Boise Cascade Corporation, Boise, ID; Homestake Mining Co., San Francisco, CA; Enron Corporation, Houston, TX; Wells Fargo & Co., San Francisco, CA; California Water Services Company, San Jose, CA, and State Farm Insurance Companies, Bloomington, IL. Chairman of the Audit Committee and member of the Finance and the Government Affairs & Environmental Issues Committees of the Board. Age 67.

ROBERT D. KUNISCH
Director since 1992

Chairman of the Board since 1989, Chief Executive Officer since 1988 and President since 1984 of PHH Corporation, Hunt Valley, MD (a transnational business services company). Director of CSX Corporation, Richmond, VA and Mercantile Bankshares, Baltimore, MD. Member of the Audit, Organization & Compensation and the Executive Committees of the Board. Age 55.

               HOLDINGS OF SHARES OF THE COMPANY'S CAPITAL STOCK

SECURITY OWNERSHIP OF MANAGEMENT

  The following table lists share ownership of the Company's Common Stock by directors and executive officers of the Company as of January 30, 1997. Unless otherwise indicated, share ownership is direct.

                                                                                PERCENT
                                                           AMOUNT OF              OF
                BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP      CLASS(3)
----------------------------------------------------------------------------------------
Charles A. Corry                                               2,500                --
William K. Hall                                                3,067                --
Robert K. Jaedicke                                             1,292                --
Paul X. Kelley                                                 2,192                --
Robert D. Kunisch                                              2,063                --
Diane E. McGarry                                               1,092                --
James M. Osterhoff                                             3,667                --
Paul J. Phoenix                                                2,092                --
R. Byron Pipes                                                 1,292                --
James R. Stover                                                2,592                --
John B. Yasinsky                                             316,980(1)(2)          --
Roger I. Ramseier                                            121,535(1)(2)          --
D. Michael Steuert                                           115,443(1)(2)          --
Nathaniel J. Mass                                             19,335(1)(2)          --
Marvin W. Zima                                                49,284(1)(2)          --
All directors and executive officers as a group            1,069,669(1)(2)        3.19%
  (28 persons)

---------------

(1) Includes shares subject to stock options which may be exercised within 60 days of January 30, 1997 as follows: Mr. Yasinsky, 284,500 shares; Mr. Ramseier, 86,750 shares; Mr. Steuert, 72,500 shares; Mr. Mass 18,750 shares; Mr. Zima, 43,050 shares, and all executive officers as a group, 806,650 shares. Nonemployee directors do not participate in the Company's stock option plan.

(2) Includes the approximate number of shares credited to the individual's account as of January 30, 1997 under the GenCorp Profit Sharing Retirement and Savings Plan, a savings plan for salaried employees sponsored by the Company prior to September 1989, under the GenCorp Retirement Savings Plan since September 1989, and where applicable, under the GenCorp Stock Incentive Compensation Plan.

(3) No individual director, nominee for director or executive officer beneficially owns more than 1% of the Company's Common Stock.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership and changes in ownership of GenCorp equity securities and certain benefit plan interests with the Securities and Exchange Commission and the New York and Chicago Stock Exchanges and to furnish to the Company copies of all Section 16(a) forms which they file. Based upon its review of copies of Section 16(a) forms received by it, or written representations received from certain reporting persons, the Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements for fiscal 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the 33,484,162 shares of the Company's Common Stock outstanding as of December 31, 1996. The dates applicable to the beneficial ownership indicated are set forth in the footnotes below.

                                                          SHARES
                                                       BENEFICIALLY       PERCENT
                BENEFICIAL OWNER                          OWNED           OF CLASS
----------------------------------------------------------------------------------
GenCorp employee savings plans                           5,964,075          17.81%(1)
  175 Ghent Road
  Fairlawn, OH 44333
Mario J. Gabelli/Gabelli Funds Inc.                      4,749,032          14.18%(2)
  One Corporate Center
  Rye, NY 10580
FMR Corp.                                                2,984,770           8.91%(3)
  82 Devonshire Street
  Boston, MA 02109
OTR, Nominee name for                                    1,949,600           5.82%(4)
  The State Teachers Retirement Board of Ohio
  275 East Broad Street
  Columbus, OH 43215
The Prudential Insurance Company of America              1,699,232           5.07%(5)
  Prudential Plaza
  Newark, NJ 07102

---------------

(1) Shares held at December 31, 1996 by the Trustee for the plans, Mellon Bank, included 688,502 shares held for the GenCorp Profit Sharing Retirement and Savings Plan, and 5,275,573 shares held for the GenCorp Retirement Savings Plan. Shares are voted by the Trustee in accordance with instructions of the participating employees to whose accounts such shares are allocated, except that shares for which no employee instructions are received and shares held for the plans which have not been allocated to participants' accounts are voted by the Trustee in accordance with instructions of the Benefits Management Committee ("Committee") for the plans. The Committee presently consists of four persons, all of whom are officers of the Company.

(2) Mario J. Gabelli, directly as to 4,558 shares and through and shared with various entities within Gabelli Funds Inc. as to the balance of the shares, has investment discretion with respect to all shares, sole voting authority with respect to 4,694,032 shares and no voting authority with respect to 55,000 shares, according to Amendment No. 22 to Schedule 13D dated December 18, 1996 and filed with the Securities and Exchange Commission. The foregoing ownership interests include 520,696 shares which would be receivable by entities within Gabelli Funds Inc. upon conversion of GenCorp Convertible Subordinated Debentures held by such persons according to the December 18, 1996 amendment to Schedule 13D.

(3) The Company has been informed by a representative of FMR Corp. that at December 31, 1996, Fidelity Management & Research Company beneficially owned 2,739,970 shares, including 212,570 shares which would result from conversion of GenCorp Convertible Subordinated Debentures, and 244,800 shares were beneficially owned by Fidelity Management Trust Company. FMR Corp. has sole voting power with respect to 156,200 shares and sole dispositive power with respect to 2,984,770 shares as reported in a January 28, 1997 letter addressed to the Company.

(4) OTR has sole voting power and sole dispositive power with respect to all 1,949,600 shares as reported in a Schedule 13G dated January 31, 1996 and filed with the Securities and Exchange Commission.

(5) Prudential reported that it had sole voting and dispositive authority with respect to 923,590 shares, shared voting authority with respect to 768,278 shares and shared dispositive authority with respect to 769,978 shares in Amendment No. 1 to Schedule 13G dated February 19, 1996 and filed with the Securities and Exchange Commission.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

MEETINGS OF THE BOARD

  The Company's Board of Directors held six meetings during the 1996 fiscal year.

ORGANIZATION & COMPENSATION COMMITTEE

  The Organization & Compensation Committee reviews periodically the organization of the Company and its management, including major changes in the organization of the Company and the responsibility of management as proposed by the Chief Executive Officer; monitors executive development and succession planning, reviews the effectiveness and performance of senior management and makes recommendations to the Board concerning the appointment and removal of officers; periodically reviews the compensation philosophy, policies and practices of the Company and makes recommendations to the Board concerning major changes, as appropriate; annually reviews changes in the Company's employee benefit, savings and retirement plans and reports thereon to the Board; administers the Company's incentive and deferred compensation plans; and approves, and in some cases recommends to the Board of Directors for approval, the compensation of employee-directors, officers, and principal executives of the Company. Six meetings were held during 1996. Additional information regarding the Organization & Compensation Committee begins on page 15.

AUDIT COMMITTEE

  The Audit Committee reviews and evaluates the scope of the audits to be performed, the adequacy of services performed by, and the fees and compensation of the independent auditors and receives and reviews a report from the independent auditors prior to the publication of the audited financial statements; considers and recommends to the Board of Directors the selection of the independent auditors to examine the consolidated financial statements of the Company for the next year; reviews and evaluates the scope and appropriateness of the Company's internal audit programs and plans and its system of internal control; reviews and evaluates the appropriateness of the Company's accounting principles and practices and financial reporting and receives periodic reports from the Internal Audit and Law Departments on a number of matters, including compliance with the Company's Policy on Legal and Ethical Conduct. Four meetings were held during 1996. Members of the Audit Committee are: Robert K. Jaedicke, Chairman, Paul X. Kelley, Robert D. Kunisch, Diane E. McGarry and James M. Osterhoff.

EXECUTIVE COMMITTEE

  During the intervals between meetings of the Board of Directors, the Executive Committee, unless restricted by resolution of the Board, may exercise, under the control and direction of the Board, all of the powers of the Board of Directors in the management and control of the business of the Company. The Executive Committee held two meetings during 1996. Members of the Executive Committee are:
John B. Yasinsky, Chairman, Charles A. Corry, Robert D. Kunisch, R. Byron Pipes and James R. Stover.

FINANCE COMMITTEE

  The Finance Committee makes recommendations to the Board in regard to planning of the Company with respect to its capital structure and raising of its long-term capital and with regard to dividend action of the Company; reviews the performance and management of the Company's employee benefit funds; and makes recommendations to the Board in regard to contributions to any pension plan, profit sharing, retirement or savings plan of the Company, or any proposed changes in the funding method or interest assumption or in amortization of liabilities in connection with funding any such plan. Five meetings were held during 1996. Members of the Finance Commit-tee are: James M. Osterhoff, Chairman,
Charles A. Corry, William K. Hall, Robert K. Jaedicke and Paul J. Phoenix.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

  The Nominating & Corporate Governance Committee periodically reviews and makes recommendations to the Board concerning the criteria for selection and retention of directors, the composition of the Board, structure and function of Board committees, retirement policies and compensation and benefits of directors; recommends to the Board qualified candidates to serve as directors of the Company and aids in attracting qualified candidates to the Board; considers and makes recommendations to the Board concerning director nominations submitted by shareholders. To be considered for election at an Annual Meeting, shareholder nominations must be accompanied by the written consent of each such nominee and must be mailed to the Nominating & Corporate Governance Committee, 175 Ghent Road, Fairlawn, Ohio 44333, Attention: Secretary, and received by the Secretary no later than the December 1 immediately preceding the date of the annual meeting at which the nominee is to be considered for election. Three meetings were held during 1996. Members of the Nominating & Corporate Governance Committee are: James R. Stover, Chairman, Charles A. Corry, Paul X. Kelley, Paul
J. Phoenix and R. Byron Pipes.

GOVERNMENT AFFAIRS & ENVIRONMENTAL ISSUES COMMITTEE

  The Government Affairs & Environmental Issues Committee periodically reviews and advises the Board regarding significant matters of public policy, including proposed actions by foreign and domestic governments which may significantly affect the Company; reviews and advises the Board regarding adoption or amendment of major company policies and programs relating to matters of public policy; monitors the proposed adoption or amendment of significant environmental legislation and regulations and advises the Board regarding the impact such proposals may have upon the Company and, where appropriate, the nature of the Company's response thereto; periodically reviews and advises the Board regarding the status of the Company's environmental policies and performance under its environmental compliance programs; and periodically reviews and reports to the Board regarding the status of, and estimated liabilities for, environmental remediation. Four meetings were held during 1996. Members of the Government Affairs & Environmental Issues Committee are: Paul X. Kelley, Chairman, Robert
K. Jaedicke, Diane E. McGarry, James M. Osterhoff and R. Byron Pipes.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                   ANNUAL COMPENSATION               -------------------------------------
                                          --------------------------------------          AWARDS              PAYOUTS
                                                                                     ----------------     ----------------
                                                                    OTHER ANNUAL        SECURITIES
                                           SALARY       BONUS       COMPENSATION        UNDERLYING          LTIP PAYOUTS
 NAME AND PRINCIPAL POSITION     YEAR       ($)          ($)            ($)          OPTIONS/SARS (8)           ($)
----------------------------     ----      ------       -----       -----------      ----------------       -----------
J. B. Yasinsky                   1996      620,833      600,000(1)      16,000(5)         100,000              281,266(9)
 Chairman,                       1995      593,333      425,000(2)      16,000(5)         150,000                   --
 Chief Executive Officer         1994      501,667      650,000(3)      27,462(6)         150,000                   --
 and President
R. I. Ramseier                   1996      312,404      230,000(1)      16,000(5)              --               56,340(9)
 Vice President;                 1995      296,732      250,000         16,000(5)          45,000                   --
 President, Aerojet-General      1994      290,004      110,000         20,000(6)          75,000                   --
 Corporation
D. M. Steuert                    1996      272,083      265,000(1)      10,000(5)              --               85,291(9)(10)
 Senior Vice President and       1995      242,500      150,000(2)      10,000(5)          40,000                   --
 Chief Financial Officer         1994      228,333      125,000         10,000(6)          60,000                   --
Nathaniel J. Mass                1996      144,423      250,000(4)       2,621(7)          75,000                   --
 Senior Vice President,          1995           --           --             --                 --                   --
 Strategic Growth                1994           --           --             --                 --                   --
Marvin W. Zima                   1996      187,500      140,000(1)      10,000(5)              --               88,545(9)
 Vice President;                 1995      173,667      160,000         10,000(5)          24,000                   --
 President, Specialty            1994       50,635       75,000         11,722(6)          35,000               13,729(10)
 Polymers Division

                                ALL OTHER
                               COMPENSATION
 NAME AND PRINCIPAL POSITION   ($) (11)(12)
----------------------------   ------------
J. B. Yasinsky                     47,065
 Chairman,                         40,470
 Chief Executive Officer           21,647
 and President
R. I. Ramseier                     35,738
 Vice President;                   34,422
 President, Aerojet-General        32,107
 Corporation
D. M. Steuert                      28,666
 Senior Vice President and         24,795
 Chief Financial Officer           23,257
Nathaniel J. Mass                   6,066
 Senior Vice President,                --
 Strategic Growth                      --
Marvin W. Zima                     16,330
 Vice President;                   12,295
 President, Specialty                 471
 Polymers Division

---------------

 (1) Messrs. Yasinsky, Ramseier, Steuert and Zima each received part of their 1996 incentive bonus in shares of GenCorp Common Stock (based upon the closing price on January 20, 1997 as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal) as follows: Mr. Yasinsky, 9,140 shares; Mr. Ramseier, 2,266 shares; Mr. Steuert, 2,474 shares; and Mr. Zima, 1,278 shares.

 (2) Messrs. Yasinksy and Steuert elected to have part of their 1995 incentive bonus amounts paid in shares of GenCorp Common Stock (based upon the closing price on January 31, 1996 as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal). Mr. Yasinsky received 6,350 shares and Mr. Steuert received 1,270 shares.

 (3) Includes a 1994 bonus of $350,000 and a one-time payment of $300,000 pursuant to Mr. Yasinsky's employment agreement to compensate him for loss of a 1993 bonus from his former employer.

 (4) Includes a 1996 year-end payment of $100,000 and a one-time payment of $150,000 pursuant to Mr. Mass' employment agreement to compensate him for loss of a 1996 bonus from his former employer.

 (5) Cash allowances in lieu of a Company provided automobile. Perquisites and other personal benefits provided to the named executive officers during 1996, 1995 and 1994 did not exceed disclosure thresholds established by the Securities and Exchange Commission.

 (6) Cash allowances in lieu of Company-provided automobiles for Messrs. Ramseier, Steuert and Zima. Amount for Mr. Yasinsky includes an $11,151 reimbursement for taxes payable in connection with relocation and a $16,311 automobile allowance.

 (7) Reimbursement for taxes payable in connection with relocation.

 (8) Shares of GenCorp Common Stock underlying options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan.

 (9) Awards paid for the 1994-1996 performance period under the Company's Long Term Incentive Program. The amount shown for Mr. Steuert includes $7,461 paid under the Company's Stock Incentive Compensation Plan discussed in footnote (9).

(10) Represents the value of awards granted in years prior to 1993 which were paid pursuant to payment elections filed by the executive at the time of grant under the Company's Stock Incentive Compensation Plan, a predecessor to the Company's Long Term Incentive Program. Payments subsequent to 1995 are made in shares of GenCorp Common Stock. The value of an award is dependent upon the market value of GenCorp Common Stock at the payment date.

(11) Amounts accrued as dividend and interest earnings on prior years' awards under the Company's Stock Incentive Compensation Plan. Dividends declared on Common Stock credited to the executive's account in the trust fund are credited to the executive's account as an additional number of shares determined by dividing the aggregate amount of the dividend by the market value of Common Stock on the dividend date. The actual value of the shares distributed on a future payment date will be based upon the market value of Common Stock at the future payment date. Amounts accrued during 1996, and the number of shares attributable thereto, were: Roger I. Ramseier $9,914 (653 shares), D. Michael Steuert $8,574 (577 shares), and Marvin W. Zima $684 (46 shares). Messrs. Yasinsky and Mass did not participate in the Plan.

(12) Company contributions to the executive's account in the GenCorp Retirement Savings Plan and, where applicable, the amount credited to the executive's account in the Company's Benefits Restoration Plan, a nonfunded plan which restores to the individual's account amounts otherwise excluded due to limitations imposed by the Internal Revenue Code of 1986 ("Code") on contributions and includable compensation under qualified plans. Amounts credited during 1996 were: John B. Yasinsky $47,065, Roger I. Ramseier $25,824, D. Michael Steuert $20,092, Nathaniel J. Mass $6,066 and Marvin W. Zima $15,646.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                                                                             ANNUAL RATES OF
                                                                                                               STOCK PRICE
                                                                                                              APPRECIATION
                                                                                                             FOR OPTION TERM
                              INDIVIDUAL GRANTS                                                             (TEN YEARS)(3)(4)
-----------------------------------------------------------------------------------------------------------------------------------
                                          PERCENT OF
                         NUMBER OF          TOTAL
                         SECURITIES      OPTIONS/SARS
                         UNDERLYING       GRANTED TO
                        OPTIONS/SARS      EMPLOYEES       EXERCISE OR
                          GRANTED         IN FISCAL        BASE PRICE      EXPIRATION
        NAME               (#)(1)            YEAR         ($/SHARE)(2)        DATE        0% ($)         5% ($)           10%($)
-----------------------------------------------------------------------------------------------------------------------------------
John B. Yasinsky           100,000           22.07%          $16.50         11-13-06       $ -0-      $  1,037,676     $  2,629,675
Roger I. Ramseier              -0-              --               --               --         -0-                --               --
D. Michael Steuert             -0-              --               --               --         -0-                --               --
Nathaniel J. Mass           75,000           16.55%           15.00           6-7-06         -0-           707,506        1,792,960
Marvin W. Zima                 -0-              --               --               --                            --               --
All Shareholders(5)            N/A             N/A              N/A              N/A         -0-       381,676,426      967,242,994
-----------------------------------------------------------------------------------------------------------------------------------

(1) Non-qualified stock options granted pursuant to the GenCorp Inc. 1993 Stock Option Plan ("Plan") for the number of shares of GenCorp Inc. Common Stock indicated. No Stock Appreciation Rights were granted in 1996. Options granted November 13, 1996 become exercisable in 25% increments on May 14, 1997 and on November 13, 1997, 1998 and 1999, respectively. Options granted June 7, 1996 become exercisable in 25% increments on December 8, 1996 and on June 7, 1997, 1998 and 1999, respectively.

(2) Exercise price equals the closing market price of GenCorp Common Stock on the date of grant as reported in the New York Stock Exchange Composite Transactions published in the Wall Street Journal.

(3) The 0%, 5% and 10% appreciation over 10 years' option valuation method assumes a stock price of $16.50, $26.88 and $42.80, respectively, at November 13, 2006 for Mr. Yasinsky and $15.00, $24.43 and $38.915 at June 7, 2006 for Mr. Mass.

(4) The potential realizable values are shown in the table in conformity with Securities and Exchange Commission regulations, and are not intended to forecast possible future appreciation. The Company is not aware of any formula which will predict with reasonable accuracy the future appreciation of equity securities. No gain can be realized by optionees without an appreciation in stock price, which will benefit all shareholders commensurately. A 0% appreciation in stock price will result in zero dollars for an optionee.

(5) Based upon 33,484,162 shares of GenCorp Common Stock outstanding on December 31, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                       SHARES                      OPTIONS/SARS AT FISCAL YEAR     MONEY OPTIONS/SARS AT FISCAL
                      ACQUIRED                              END(#)(1)                      YEAR END ($)
                         ON            VALUE       ----------------------------    ----------------------------
       NAME          EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
John B. Yasinsky        3,000         $ 9,375        284,500         212,500       $1,432,937       $ 964,062
Roger I. Ramseier         -0-             -0-         86,750          41,250          508,593         273,281
D. Michael Steuert        -0-             -0-         72,500          35,000          423,437         233,125
Nathaniel J. Mass         -0-             -0-            -0-          75,000              -0-         262,500
Marvin W. Zima            -0-             -0-         43,050          20,750          250,218         138,406

---------------

(1) No SARs have been issued under the Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                 PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER NON-
                                NUMBER OF         OTHER PERIOD         STOCK PRICE-BASED PLANS(2)(3)
                              SHARES, UNITS          UNTIL          ------------------------------------
                                   OR            MATURATION OR      THRESHOLD      TARGET       MAXIMUM
          NAME                OTHER RIGHTS           PAYOUT            ($)           ($)          ($)
--------------------------------------------------------------------------------------------------------
John B. Yasinsky                      (1)            3 Years        $183,125      $366,250      $732,500
Roger I. Ramseier                     (1)            3 Years          54,240       108,481       216,962
D. Michael Steuert                    (1)            3 Years          53,708       107,417       214,833
Nathaniel J. Mass                     (1)            3 Years          39,442        78,885       157,769
Marvin W. Zima                        (1)            3 Years          32,750        65,500       131,000

---------------

(1) Indicates awards under the GenCorp Inc. Long Term Incentive Program ("Program") pursuant to which key employees designated by the Compensation Committee may receive incentive payments equal to specified percentages of average annual compensation (salary and bonus paid under the Company's Executive Incentive Compensation Program) upon attainment of specified threshold, target or maximum levels of financial performance ("performance goals") over a three-year performance period. For the 1996-1998 performance period, threshold, target and maximum performance goals for corporate officers are designated percentages of corporate return on assets employed ("ROAE"), and for division presidents, one-third corporate ROAE and two-thirds ROAE for their respective divisions. No payments are made under the Program if financial performance for the performance period falls below threshold levels.

(2) Percentages of average annual compensation (determined for the three-year performance period) payable to participants upon attainment of performance goals for the 1996-1998 performance period are as follows:

                                               THRESHOLD     TARGET     MAXIMUM
                                               ---------     ------     -------
               Chairman, CEO and President         15%         30%        60%
               Senior Vice Presidents/
                 other Corporate Officers          10%         20%        40%
               Division Presidents                 10%         20%        40%

(3) Future payouts, if any, will be calculated on the basis of actual average annual compensation paid to the participant during the three-year performance period. For purposes of the table above, estimated future payouts have been calculated on the basis of the participant's 1996 fiscal year salary and bonus shown in the Summary Compensation Table on page 9.

                                PENSION BENEFITS

  The Company's salaried pension plans include several formulas for the determination of benefits, and require that the formula providing the highest benefit be utilized to determine an individual employee's actual benefit. Benefits for Messrs. Ramseier, Steuert, Mass and Zima have been determined pursuant to a formula which utilizes five-year average compensation for years of service prior to December 1, 1997 and a career average formula for service from December 1, 1997 to normal retirement. The benefit for Mr. Yasinsky has been determined pursuant to the terms of his employment agreement. Estimated benefits are shown below because the required calculations do not lend themselves to a typical pension plan table where benefits can be determined by the reader solely upon the basis of years of service and final compensation.

                                                               ESTIMATED
                                         APPROXIMATE        ANNUAL BENEFITS
                                      YEARS OF CREDITED        PAYABLE AT
                                         SERVICE AT              NORMAL
                   NAME               NORMAL RETIREMENT       RETIREMENT(1)
        ---------------------------------------------------------------------
        John B. Yasinsky(2)                   41                $732,306
        Roger I. Ramseier                     40                 287,484
        D. Michael Steuert                    27                 201,947
        Nathaniel J. Mass                     19                 111,364
        Marvin W. Zima                        11                  63,794

---------------

(1) Retirement benefits shown in the table for Messrs. Steuert, Mass and Zima were calculated pursuant to the terms of the Pension Plan for Salaried Employees of GenCorp Inc. (the "GenCorp Pension Plan"). Mr. Ramseier's benefit was calculated pursuant to the Aerojet-General Corporation Consolidated Pension Plan (the "Aerojet Pension Plan"). There is no
    offset for Social Security payments. Mr. Yasinsky's retirement benefit has been determined pursuant to the supplemental pension provisions of his employment agreement described on page 14.
         The benefits shown are estimated and have not been adjusted for any survivor option. Each estimated benefit is based upon the assumption that the executive will remain an employee until age 65 at a rate of compensation equivalent to that in effect on December 1, 1996 and that the pension plan under which such estimated benefit is calculated will remain unchanged.
         Benefits for Messrs. Ramseier, Steuert, Mass and Zima have been determined by a formula which provides for a benefit (A) for years of service prior to December 1, 1997 of (i) 1.125% of five-year average compensation ("average compensation") up to the average Social Security wage base ("ASSWB") plus 1.5% of average compensation in excess of the ASSWB multiplied by the total of such years of service up to 35 years and
    (ii) 1.5% of average compensation multiplied by the total years of service in excess of 35 years, and (B) for each year of service after December 1, 1997 (i) prior to attainment of 35 years of service, 1.625% of annual compensation up to the ASSWB plus 2.0% of annual compensation in excess of
    the ASSWB, and (ii) after attainment of 35 years of service, 2.0%   of
    annual compensation.
         The benefits shown in the table have not been reduced to reflect either (i) the limitation on includable compensation or the overall benefit limitation imposed on pension plans qualified under Section 401(a) of the Code, or (ii) a plan's own exclusions from includable compensation, such as amounts deferred under the Company's Deferred Bonus Plan, since the amount of any such reductions will be restored to the individual pursuant to the terms of the Company's Benefits Restoration Plan, a nonfunded plan with benefits payable out of the general assets of the Company.

(2) Mr. Yasinsky's benefit is the product of (i) total years of service (including 30 years credited upon Mr. Yasinsky's employment with the Company, plus additional years accrued as an employee until age 65), (ii) 1.47%, and (iii) the average of his five highest years of compensation (salary and year-end payment only) during the ten years preceding retirement. Under the terms of Mr. Yasinsky's employment agreement, amounts determined pursuant to the foregoing formula will be paid out of Company funds and will be offset by any payments made from the GenCorp Pension Plan and the pension plan of his prior employer.

                            ------------------------

COMPENSATION OF DIRECTORS

  Each nonemployee director receives a retainer of $22,000 per year and, effective March 26, 1996, $1,000 for each Board and Committee meeting attended. The attendance fee adjustment was based upon market data which indicated that the previous attendance fee, which had been $850 since 1987, was not competitive. In addition, nonemployee directors who serve as Chairman of a Committee of the Board receive an annual fee of $2,000 in consideration of such service.

  In November 1994, in lieu of an increase in the annual retainer (which has not changed since 1987) and in order to further align the interests of the directors with the interests of the Company's shareholders, each nonemployee director received a one-time grant of one thousand restricted shares of GenCorp Common Stock pursuant to the terms of a Restricted Stock Agreement between the director and the Company. The restricted shares vest two hundred at the date of grant and two hundred on each of the next four anniversaries of the grant date. Dividends on all one thousand shares are automatically reinvested through the Company's Dividend Reinvestment Program (unless a director opts out), and all shares may be voted, but ownership may not be transferred until service on the Board terminates. Unvested shares would be forfeited in the event of a voluntary resignation or refusal to stand for reelection, but vesting would be accelerated in the event of death, disability or retirement pursuant to the Company's Retirement Plan for Nonemployee Directors described below. Nonemployee directors joining the Board since November 1994 have also received a one-time grant of one thousand restricted shares, subject to the same terms, upon their appointment to the Board.

  Each nonemployee director who terminates his or her service on the Board after at least sixty months of service will receive an annual retirement benefit equal to the retainer in effect on the date such director's service terminates, payable in monthly installments, until the number of monthly payments made equals the lesser of (a) the individual's months of service as a director, or
(b) 120 monthly payments. In the event of death prior to payment of the applicable number of installments, the aggregate amount of unpaid monthly installments will be paid, in a lump sum, to the retired director's surviving spouse or other designated beneficiary, if any, or to the retired director's estate.

  Under the Board's retirement policy, as amended in July 1996, a director's term of office expires at the annual meeting following his or her seventieth birthday regardless of the term of the class for which such director was last elected.

  Directors who are also employees of the Company are not compensated separately for serving on the Board and are not paid a retainer or additional compensation for attendance at Board or committee meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

  Under the terms of an October 18, 1993 employment agreement, Mr. Yasinsky may elect to terminate his employment and receive (a) a termination payment equal to two times the sum of (i) his annual base salary at the time of termination and
(ii) his year-end payment for the last completed fiscal year preceding termination, and (b) a supplemental pension determined as described in footnote
(2) on page 13 if the directors remove him from the position of Chairman and CEO prior to age 65 for any reason other than for "cause" as defined in the agreement. The agreement also provides that Mr. Yasinsky will participate in the GenCorp Pension Plan, and will be entitled to a supplemental pension at any time after age 62, offset by the amount of any pension payments made from the GenCorp Pension Plan and any pension payment received from his former employer. In the event of death prior to electing a payment option, the supplemental pension will be paid to Mr. Yasinsky's surviving spouse for her life, calculated as if he had attained age 62, retired, and elected a joint and 100% survivor annuity. In the event of disability prior to age 62, the Company will pay Mr. Yasinsky an amount equal to 60% of his base monthly salary (offset for payments received under Social Security) until eligible for supplemental pension benefits at age 62.

  Under the terms of a May 13, 1996 employment agreement, Mr. Nathaniel J. Mass received an initial base salary of $300,000 per annum, increasing to $325,000 February 1, 1997. Additionally, Mr. Mass received a one time bonus of $150,000 to compensate him for loss of an expected bonus payment from his prior employer, and he will be entitled to a prorated 1996 incentive bonus, with a minimum of $75,000. The agreement provides that if Mr. Mass' employment is terminated by GenCorp, for reasons other than for cause or due to disability or mandatory retirement, he will be eligible to receive separation pay in the form of (a) continuing base salary at the rate in effect on the date of termination and (b) continuing bonus payments, each in the annualized amount of his last bonus payment preceding the date of termination, for a period not to exceed the shortest of (i) two years from the date of termination, or (ii) until he obtains comparable employment.

  Severance agreements between the Company and Messrs. Yasinsky, Ramseier, Steuert and Mass and six additional executive officers provide for payment of an amount equal to 125% of base salary multiplied by a factor of 3 if the executive officer's employment should terminate for any reason other than death, disability, willful misconduct or retirement within three years after a change in control as such term is defined in the agreements. Messrs. Yasinsky's and Mass' agreements each include an additional provision which requires that any amount which may become payable under the severance agreement be offset by any amount which may be paid under the individual executive's employment agreement as a result of termination of employment due to a change in control. The severance agreements renew annually unless terminated pursuant to provisions included therein.

ORGANIZATION & COMPENSATION COMMITTEE FUNCTION

  The Organization & Compensation Committee ("Committee") advises and recommends to the Board of Directors the total compensation of the Chairman of the Board, Chief Executive Officer and President. In addition, the Committee, with the counsel of the Chief Executive Officer, considers and establishes base pay and incentive bonuses for the executive officers of the Company elected by the Board (other than those named above). The base pay and incentive bonuses of the principal executives of the consolidated Company are subject to ratification by the Committee.

  The Committee also administers the Company's long-term incentive and deferred compensation plans and makes recommendations to the directors concerning such plans. Further information regarding the functions of the Organization & Compensation Committee appears on page 7.

ORGANIZATION & COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Committee is composed entirely of nonemployee directors. Current Committee members are Mr. Paul J. Phoenix, Committee Chairman, and Messrs. Charles A. Corry, William K. Hall, Robert D. Kunisch and James R. Stover. All nonemployee directors participate in decisions regarding the compensation of the Chairman and Chief Executive Officer. Therefore, Robert K. Jaedicke, Paul X. Kelley, Diane E. McGarry, James M. Osterhoff and R. Byron Pipes participate in decisions regarding Mr. Yasinsky's compensation.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

The Committee desires to provide an executive compensation program which allows for the effective recruitment, retention and motivation of highly qualified individuals who are key to the Company's current and future success. The Committee believes the Company's executive compensation program is designed to: create and reinforce a strategic alignment between the vision, goals and priorities of the Company; promote the interests of GenCorp's shareholders; respond to and differentiate based upon both individual responsibilities and performance; properly balance the focus on both short and longer-term Company performance; allow the Company to respond to competitive changes for similar positions in the comparative marketplace; and prudently administer the fiscal resources of the organization.

  In the application of this philosophy the Committee recognizes the need to attract and retain individuals who, by their actions, will add to shareholder value.

EXECUTIVE COMPENSATION STRUCTURE

  Executive compensation at GenCorp consists of four components--base pay, an annual incentive bonus, stock options and an opportunity to participate in the GenCorp Inc. Long-Term Incentive Program. Each of these components is intended to meet a different objective. They are combined to focus the individual executive on high levels of sustained performance directed at key organizational objectives. A degree of risk/reward potential has been built into the compensation program to provide adequate motivation to achieve superior results.

  Compensation levels for executives vary depending on the scope of their individual responsibilities as well as on the degree of individual performance and achievement.

ANNUAL CASH COMPENSATION

  Annual cash compensation consists of two components: base pay and incentive bonus. Each year the Committee reviews historical information and analyses of current executive compensation trends and practices. Information for these analyses is derived from several national executive compensation survey sources, including: Hewitt Associates Total Compensation Database, Management Compensation Services Project 777, Towers Perrin Compensation Data Bank, and other sources as appropriate.

  Data is selected from these information sources which represents organizations which are similar to the Company in scope of sales and business focus. The 50th percentile of this external compensation data is used as a target reference point in comparing prevailing compensation levels within the Company.

BASE PAY

  The level of base pay for the reported executives is generally targeted at the 50th percentile of competitive prevailing pay levels for comparable positions at similar organizations. Each executive position is reviewed in this manner, and consideration is given to performance and experience. These factors are incorporated into a determination regarding the need to change any individual executive's base pay level. No specific weighting is applied universally to these factors. Rather, the collective judgment of the Committee members is utilized in establishing the appropriate compensation level for the following year.

INCENTIVE BONUSES

  Beginning with fiscal 1995, incentive bonuses are determined pursuant to the Company's Executive Incentive Compensation Program which was approved by the Committee at its January 1995 meeting.

  The primary purpose of this pay for performance program is to reward executives for achievement of specific corporate objectives in four primary areas of responsibility: financial performance (for the individual business units and Company-wide, as appropriate), continuous improvement measures, special objectives (specific to the individual) and leadership. Incentive bonus amounts are intended to vary in a consistent and predictable manner with the financial performance of the Company and its various business units, as well as with the performance of the individual executive.

  Executives in positions which have significant scope, authority and impact on the Company's performance may be considered for participation. The named executive officers all participate in the program.

  Annually, financial performance objectives for the consolidated Company and each business unit are derived from stretch target goals established in the annual operating plan (AOP). Continuous improvement objectives are also derived from the AOP, plus a comparison to the results of the prior year.

  Special objectives are established to recognize activities that should be accomplished during the year to achieve results which may be outside of the direct measurements associated with financial performance and continuous improvement, yet are of significant value to overall Company performance. Typically special objectives relate to projects which will impact the other measures or strategic actions that will benefit the Company over an extended period of time.

  Leadership objectives are based upon the Company's established values and published behavioral expectations, and performance is evaluated on the basis of the individual executive's observed behavior, and their overall effectiveness in driving changes associated with corporate culture and priorities.

  Each participating executive will have a maximum incentive opportunity expressed as a percentage of annual base pay. The level of this incentive opportunity has been set after a review of prevailing incentive opportunities for similar executive positions at similar organizations. These opportunities vary depending on the anticipated level of potential contribution for a particular position.

  The four performance categories: financial performance, continuous improvement measures, special objectives and leadership will be taken into account, as appropriate, in determining an incentive bonus award. The four performance categories will be weighted in importance and will total 100% of the incentive opportunity. This weighting may be adjusted in any year to allow management flexibility in focusing the executive on critical achievement areas.

  At the end of each year, management will prepare a written evaluation for each executive for each of the applicable performance categories and will recommend to the Committee a bonus commensurate with the performance achieved. The financial results category will yield no bonus if the threshold ROAE target for the fiscal year has not been achieved. In the continuous improvement category, no credit will be given for any item which has results that show no improvement from the prior year's actual performance level.

  These performance evaluations, with appropriate discretionary adjustments, form the basis for management's recommendations to the Committee. Payments under the Executive Incentive Compensation Program are generally made in cash. However, the Company's most senior level executives, including the named executive officers, may receive a portion of their payment in shares of GenCorp Common Stock.

LONG-TERM INCENTIVE PROGRAM

  The Long-Term Incentive Program has limited executive participation that includes the named executive officers. The purpose of the program is to motivate executives to achieve sustained improvement in predetermined performance objectives over a three-year period. At the July 1996 meeting, upon recommendation of the Committee, the nonemployee directors adopted return on assets employed as the specific performance measure for the consolidated Company and each business unit. At the same time, the nonemployee directors set specific threshold, target, and maximum achievement levels to be attained for the three-year fiscal period 1996-1998. These performance targets were set by the nonemployee directors after reviewing the strategic business plans of the Company. Potential earnings for the named executives range from 10% to 60% of average annual cash compensation over the three-year period. The net value (after tax withholding) of any performance awards earned by participants will be paid in shares of GenCorp Common Stock. Additional data concerning the Program, including the percentages of compensation payable upon attainment of performance goals, can be found in the footnotes to the Long-Term Incentive Plans--Awards table beginning on page 11.

STOCK OPTIONS

  The Company's philosophy is to respond to the interests of shareholders in the payment of executive compensation, and specifically, to link the interests of executives to the interests of shareholders. Stock options are an important component of overall compensation; however, during 1996, relatively few options remained available for grant under the Company's 1993 Stock Option Plan, and as a consequence, no general option grants were made during the fiscal year.

  Stock options were granted to Mr. Mass and to three additional executive officers upon commencement of their employment with the Company. The Committee considered the individual officer's position and ability to impact financial and strategic performance in arriving at the appropriate size of the grants. An option was also granted to Mr. Yasinsky during 1996. More information concerning these grants is included in the Option Grants table on page 10.

ORGANIZATION & COMPENSATION COMMITTEE POLICY WITH REGARD TO DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code imposes limits on the deductibility of certain compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers of public companies. Management has reviewed the regulations and feels that the current compensation program and policies are appropriate. The Company's executive compensation program contains several elements, each of which are intended to support organizational goals and priorities. Factors taken into consideration in setting compensation targets and determining actual distribution of awards include: prevailing pay practices for comparable organizations, performance of individuals as well as business units and the Company, expansion of responsibilities and potential for future contributions.

  In those years when performance is exceptional, it is possible under the current compensation program for one or more officers to surpass the $1 million threshold. In practice, this is expected to occur infrequently. At this time the Committee does not believe that redesigning the executive compensation program to accommodate the IRS regulations will produce material benefits or increases in shareholder value. However, the Committee intends to review this issue regularly and may change its position in future years.

By: The Organization & Compensation Committee of the Board of Directors:

     P. J. Phoenix, Chairman
     C. A. Corry
     W. K. Hall
     R. D. Kunisch
     J. R. Stover

CEO COMPENSATION

  At its meeting on January 25, 1996, the Committee reviewed Mr. Yasinsky's compensation history and comparable CEO annual cash compensation data from the following executive compensation surveys: Hewitt Associates Total Compensation Database, Management Compensation Services Project 777 and Towers Perrin Compensation Data Bank. Based on the foregoing information and the recognition that Mr. Yasinsky is meeting expectations and providing effective strategic leadership, the Committee recommended to the nonemployee directors that base pay for Mr. Yasinsky be increased 4% to $625,000 for 1996.

  At its November 1996 meeting, the Board awarded Mr. Yasinsky an option to purchase 100,000 shares of GenCorp Common Stock. This option was based upon the significant progress achieved during the year, and the strategic initiatives put in place to achieve continuing operational improvement and new value creating top line growth against aggressive multi-year stretch objectives. The nonemployee directors are extremely pleased with Mr. Yasinsky's efforts in growing profit margins and return on assets, positioning the Corporation for future growth and substantially expanding the market value of GenCorp during fiscal 1996.

  The incentive bonus for Mr. Yasinsky is determined after the close of the fiscal year pursuant to the Executive Incentive Compensation program discussed on page 16. CEO performance is evaluated in three categories: financial performance (stretch objectives for sales, operating profit, return on assets employed and cash flow), special objectives (strategically related objectives intended to support future growth and improve the Company's overall performance potential) and leadership (which evaluates performance in six categories . . . vision and corporate priorities, culture, strategic leadership, guidance and direction, communications and management development and succession planning). At its January 20, 1997 meeting, the Committee considered management's written evaluation regarding attainment of corporate financial results, as well as Mr. Yasinsky's performance relative to his special objectives and leadership. Overall, the Committee is very pleased with Mr. Yasinsky's progress with a program of continuing positive change that is focused on achieving operational excellence and sustained shareholder value creating growth. Specific 1996 achievements considered included the following: a 28% improvement in operating profit for continuing businesses, excluding unusual items, a 38% improvement in net income on the same basis, an increase in operating profit margins for continuing businesses to 9.5%, return on assets employed of 10.9%, divestment of several non-strategic businesses, reduction of debt to $306 million, the lowest level in nine years, additional corporate overhead cost reduction of almost 20%, substantial upgrading of the senior management team, the development of strategic initiatives intended to achieve significant sales growth in GenCorp's strongest businesses, and a major multi-year new contract with the U. S. Air Force to participate in the design, development and production of their next generation space surveillance system. Progress was also evident in the areas of improved productivity and economic value added, reduced quality costs and enhanced workplace safety. As a result of these accomplishments, shareholders enjoyed a fiscal 1996 total return (stock appreciation plus dividends) of 63%. The Committee is especially pleased with Mr. Yasinsky's leadership in creating a strong strategic direction to drive future operational excellence and value creating growth, and recruiting and developing an exceptionally strong senior management team to drive desired change. After utilizing the specific formula and other terms of the Program, the Committee determined that it would recommend to the nonemployee directors that Mr. Yasinsky receive an incentive bonus of $600,000, of which 47.9%, after tax withholding, was paid in shares of GenCorp Common Stock.

  The foregoing recommendations were approved by the nonemployee directors.

By: The nonemployee members of the Board of Directors:

C. A. Corry                   D. E. McGarry
W. K. Hall                    J. M. Osterhoff
R. K. Jaedicke                P. J. Phoenix
P. X. Kelley                  R. B. Pipes
R. D. Kunisch                 J. R. Stover

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return, assuming reinvestment of dividends, of the Company's Common Stock with the cumulative total return, assuming reinvestment of dividends, of the Standard & Poor's Diversified Industrials Index and the Standard & Poor's 500 Composite Stock Price Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
         AMONG GENCORP, S&P 500 INDEX, AND S&P DIVERSIFIED INDUSTRIALS

[GRAPH]

MEASUREMENT PERIOD                                         S&P DIVERSI-
(FISCAL YEAR COVERED)       GENCORP         S&P 500       FIED INDS.
       1991                  $100            $100            $100
       1992                   110             118             117
       1993                   150             130             141
       1994                   117             132             144
       1995                   140             180             211
       1996                   230             231             295

     Chart depicts the value, on the November 30 of the specified year, of $100 invested on November 30, 1991 in GenCorp Common Stock, the S&P 500 Index, and the S&P Diversified Industrials Index.

                          BOARD OF DIRECTORS' PROPOSAL

  To approve adoption of the 1997 Stock Option Plan ("Plan").

NEED FOR THE 1997 STOCK OPTION PLAN

  The Company's previous stock option plan was approved by the shareholders at the 1993 Annual Meeting. Under that Plan, a committee of the Board of Directors was authorized to award stock options and/or stock appreciation rights in the aggregate amount of 2,500,000 shares over a period of up to five years to executive officers of the Company and key salaried employees of the Company.

  The Board of Directors believes there is a continuing need for a long-term incentive plan tied directly to shareholder value and applicable to a broad class of employees. Since all awards under the 1993 Stock Option Plan will soon be exhausted, the Board believes that a new 1997 Stock Option Plan is needed.

  The Board of Directors recognizes that dilution from stock options is a concern to some shareholders, and in order to address such concern, the 1997 Stock Option Plan includes a provision to hold such dilution under 10% through the use of the proceeds of option exercises and other funds, as required, to purchase shares of GenCorp Common Stock in the open market. The Board encourages shareholders to consider the Plan's unique provisions for limitation of dilution when deciding to vote for or against approval of the Plan.

  Shareholder approval of the action of the Board of Directors in adopting the Plan is not required. However, the Board is submitting the Plan to shareholders for their approval since such approval is necessary to satisfy the listing requirements of the New York Stock Exchange.

PURPOSE OF THE PLAN

  The purpose of the Plan is to promote the success and enhance the value of the Company by linking the economic interests of Plan participants with the interests of the Company's shareholders and by providing an incentive to outstanding performance. The Plan also is intended to enhance the Company's ability to hire, motivate, and retain the services of employees whose judgment, interest and efforts will contribute significantly to the successful conduct of the Company's business.

DESCRIPTION OF THE 1997 STOCK OPTION PLAN

  General. The following description is qualified in its entirety by reference to the complete text of the Plan included as Exhibit A to this Proxy Statement.

  Duration. The Plan will become effective upon approval by shareholders. Awards may be granted over a three- to five-year period. No awards may be granted thereafter, but the Plan will remain in effect until all awards granted during the initial term have been exercised or are terminated.

  Administration. The Plan is to be administered by the Organization and Compensation Committee ("Committee") of the Board of Directors. No member of the Committee and no nonemployee director will be eligible to receive an award under the Plan.

  Awards. Eligible Participants may receive awards of Stock Options, which may be incentive stock options or nonqualified stock options, or a combination of both ("Options"), and/or Stock Appreciation Rights ("SARs") at the discretion of the Committee.

  Number of Authorized Shares. An aggregate of 2,500,000 shares of the Company's Common Stock ("Shares") may be purchased pursuant to the exercise of Options by, or be subject to the SARs of, such officers and key employees of the Company and its subsidiaries as the Committee may determine. Based upon a $19.00 per share closing price for GenCorp Common Stock on the New York Stock Exchange on January 27, 1997, the market value of Shares authorized for the Plan would be $47,500,000. The authorized number of shares represents approximately 6.14% of the Company's outstanding Common Stock on a fully diluted basis (i.e., after giving effect to the conversion of outstanding 8% convertible subordinated debentures).

  Limitation on Dilution. The Company will purchase Shares of its Common Stock, in the open market or otherwise, using proceeds received from the exercise of Options under the Plan, or other funds as required, to ensure that the aggregate of Shares issued and outstanding as the result of exercises of Awards under the 1993 Stock Option Plan and the 1997 Stock Option Plan shall not exceed 10% of the total number of Shares of Common Stock of the Company at the time outstanding.

  Lapsed Awards and Adjustments. Shares attributable to Options or SARs which lapse for any reason during the initial five-year term will again become available for grant under the Plan. The Committee has authority to provide for such adjustments in either the Option Price of Shares or the number of Shares available for awards as it may determine, in its sole discretion, to be equitably required as a result of any change in the number or kind of Shares outstanding, any reorganization or change in the Company's capital structure or any other transaction having similar effect.

  Eligibility and Participation. The Committee will designate the employees who are eligible to participate in the Plan, each employee to whom an award will be granted, the number of Shares to be included in each Award, the time at which the Award will be granted and the terms and conditions of each Award. Eighteen executive officers of the Company and approximately 200 additional employees may be eligible to participate in the Plan.

  Grants and Option Price. During the initial five-year period the Committee may grant Awards in the form of an Option and/or SAR in respect of the same or different shares, provided that if an Option and SAR are granted in respect of the same Shares, rights thereunder may be exercised under either the Option or SAR, but not both. The Option Price for each Share subject to an Option or SAR will be equal to the Market Value of a Share of Common Stock on the date of grant.

  Duration. Options and SARs will expire at such time as the Committee determines provided that no Option or SAR may be exercised more than ten years after the date of grant. Unless the Committee otherwise determines, Options and SARs will become exercisable incrementally as follows:

                          25%   181 days after date of grant
                          25%   First anniversary of grant
                          25%   Second anniversary of grant
                          25%   Third anniversary of grant

  Exercise and Payment. Awards may be exercised by providing written notice of exercise to the Company, and in the case of the exercise of an Option, by payment of the Option Price to the Company either in cash or in other Shares of the Company owned by the Participant. In the case of an exercise of SARs, the Company will make payment in Shares having a Market Value equal to the payment due unless the Committee otherwise determines.

  Tax Matters. The grant of an Option and/or SAR is a nontaxable event to both the Company and the Participant.

  Upon exercise of a nonqualified Option, the difference between the Market Value of Shares received pursuant to the exercise and the Option Price paid for the Shares will be taxable income to the Participant on the date of exercise. The Company will be allowed a deduction on the date of exercise equal to the amount includible in the Participant's income.

  Upon exercise of an incentive stock option, no taxable income is recognized by the Participant and the Company is not allowed a deduction. Providing that IRS imposed holding period requirements are met (two years from date of grant and one year from actual receipt of stock), the Participant will recognize capital gain income at the time of disposition of the Shares equal to the difference between the sale price and the Participants' basis in the Shares (generally, the option price). If these holding requirements are not met, the sale is considered a disqualifying disposition, and the difference between the basis in the Shares and the fair market value at the time of exercise is taxed to the Participant as compensation (ordinary income) and the Company will be allowed a deduction equal to the Participant's taxable income. In the year an incentive stock option is exercised, the employee must adjust his alternative minimum taxable income by the difference between the option price and the fair market value of the stock at the time of exercise.

In the case of the exercise of an SAR, the aggregate amount of cash and Market Value of Shares received in payment will be taxable income to the Participant on the date of exercise. The Company will be allowed a deduction equal to the amount includible in the Participant's income. The deduction will be allowed on the date of exercise in the case of payment in Shares, and in the case of payments in cash, the deduction will be allowed in the Company's taxable year in which the Participant's taxable year of inclusion ends.

  Termination of Awards. If a Participant's employment terminates due to death, disability or retirement, exercisable Options and/or SARS will remain in effect during the term specified at grant; provided that any Option and/or SAR which has not become exercisable prior to such termination of employment will lapse automatically upon such termination unless the Committee, in its discretion, permits the exercise of all or a portion of any Option and/or SAR which has not become exercisable. If a Participant's employment terminates for other reasons, each outstanding Award, whether or not exercisable, will terminate on the date employment terminates, unless the Committee, in its discretion, permits the exercise of all or a portion of the Options or SARs outstanding.

  Amendment and Termination. The Committee may, with the approval of the directors, amend, modify or terminate the Plan at any time. However, the Plan may not be amended without shareholder approval to (i) increase the Shares which may be issued under the Plan, (ii) change the class of employees eligible to participate, (iii) materially increase the benefits of a Participant under an Option or SAR, or (iv) extend the maximum period for exercise of an Option or SAR.

  Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at the meeting. FOR votes will be counted in favor of adoption of the Plan. AGAINST votes will be counted as opposing adoption of the Plan. Abstentions and broker non-votes will not count either for or against approval.

  It is the intention of the persons named in the accompanying form of proxy to vote for the proposal unless a contrary choice is indicated.

  The Board of Directors favors a vote FOR approval of the Plan as described herein.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  Upon recommendation of the Audit Committee, and subject to ratification by the shareholders at the March 26, 1997 Annual Meeting, the Board of Directors has appointed Ernst & Young LLP as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending November 30, 1997.

  If the Board's appointment is not ratified, or if Ernst & Young LLP declines to act or becomes incapable of action, or if their employment is discontinued, the Board will appoint other independent auditors whose continued employment after the next Annual Meeting of Shareholders shall be subject to ratification by the shareholders.

  Ernst & Young representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire, and it is expected that they will respond to appropriate questions raised at the meeting.

  The persons named in the accompanying form of proxy intend to vote such proxies to ratify the appointment of Ernst & Young LLP unless a contrary choice is indicated.

  The Board of Directors recommends a vote FOR ratification of the appointment of independent auditors.

                                 OTHER BUSINESS

  The Board of Directors is not aware of any other matters which may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy, pursuant to discretionary authority conferred thereby, to vote the proxy, in accordance with their best judgment on such matters.

                              GENERAL INFORMATION

SUBMISSION OF SHAREHOLDER PROPOSALS

  If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's Annual Meeting, any such proposal must be received on or before October 10, 1997 at the Company's offices located at 175 Ghent Road, Fairlawn, OH 44333, Attention: Secretary.

SOLICITATION EXPENSE

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, the Company may solicit proxies by personal interview, telephone and telegraph. The Company will reimburse brokers and other persons holding shares for others for their reasonable expenses in sending soliciting material to their principals. The Company has also made arrangements with Georgeson & Company Inc., New York, NY, to assist in the solicitation of proxies for a fee of $9,500 plus reimbursement of normal expenses.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By order of the Board of Directors,

                                            EDWARD R. DYE, Secretary
February 7, 1997

                                                                       EXHIBIT A

                                  GENCORP INC.
                             1997 STOCK OPTION PLAN

                     1. ESTABLISHMENT, PURPOSE AND DURATION

  1.1 Establishment: GenCorp Inc. hereby establishes a stock option plan with stock appreciation rights as set forth herein, which will be called the "1997 Stock Option Plan."

  1.2 Purpose: The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to the interests of the Company's shareholders and providing to Participants an incentive to outstanding performance. The Plan also is intended to provide to the Company flexibility in its ability to hire, motivate and retain the services of Participants whose judgment, interest and efforts contribute significantly to the successful conduct of the Company's business.

  1.3 Effective Date: The Plan will become effective when approved by the Directors and the Company's shareholders.

  1.4 Duration of Plan: The Plan will commence on the Effective Date and, except as otherwise expressly provided herein, will remain in effect for an initial period of five (5) years beginning on the Effective Date and thereafter until all rights under Awards granted during such initial period have been exercised or have expired, lapsed, been cancelled or otherwise terminated.

                       2. DEFINITIONS AND INTERPRETATION

  2.1 Definitions: Whenever used in the Plan, the following words shall have the meanings set forth in this Section 2.1 and, when such meaning is intended, the initial letter of the word will be capitalized:

        (a) Award: Each grant of an Option and/or SAR under this Plan.

        (b) Beneficiary: The person who (i) a Participant designates as provided in Section 8.1 and, upon the Participant's death, will succeed to the Participant's rights under an Award or (ii), if either the Participant has failed to designate such person or the person so designated has predeceased the Participant, succeeds to the Participant's rights and interests by will or the laws of descent and distribution.

        (c) Code: The Internal Revenue Code of 1986.

        (d) Committee: The Organization and Compensation Committee of the Board or other committee designated by the Directors as provided in Section 4.1.

        (e) Company: GenCorp Inc., an Ohio corporation having its registered offices at 175 Ghent Road, Fairlawn, Ohio 44333-3300.

        (f) Director: A person elected by the Company's shareholders or Directors pursuant to the Company's Articles of Incorporation and Code of Regulations to serve, and serves during the term of this Agreement, as a Director of the Company.

        (g) Disability: A permanent and total disability, physical or mental, as defined in the GenCorp Long-Term Disability Plan and as determined by the Committee.

        (h) Effective Date: The day on which the Plan has been approved by the Directors and the Company's shareholders.

        (i) Employee: Each employee (including, without limitation, a Director who also is an employee) of the Company or a Participating Subsidiary, who is not in a bargaining unit represented by a labor organization.

        (j) Incentive Stock Option: An Option granted under the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

        (k) Market Value: The closing price for Shares as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal or similar publication selected by the Committee for the relevant date if Shares were traded on such day or, if none were then traded, the last prior day on which Shares were so traded.

        (l) Non-Qualified Stock Option: An Option granted under the Plan that is not an Incentive Stock Option.

        (m) Option: The right to buy Shares pursuant to an Award granted under the Plan.

        (n) Option Price: The Market Value of Shares subject to an Option or SAR on the date the Option or SAR is granted.

        (o) Participant: An Employee to whom the Committee grants an Award under the Plan.

        (p) Participating Subsidiary: Any domestic corporation in which the Company owns directly, or indirectly through a subsidiary, at least fifty percent (50%) of the total combined voting power of all classes of stock and whose directors adopt and ratify the Plan.

        (q) Plan: The Company's 1997 Stock Option Plan as described in this document.

        (r) SAR: The right pursuant to an Award granted under the Plan to receive a payment equal to the difference between the Option Price of a Share and, if greater, the Market Value thereof on the date that such right is exercised.

        (s) Share: A share of the Company's ten-cent ($0.10) par value common stock.

  2.2 Gender and Number: Except as otherwise indicated by the context, any masculine term used herein also includes the feminine; any singular term includes the plural thereof; and any plural term includes the singular thereof.

  2.3 Time of Exercise: Any action or right specified in the Plan may be taken or exercised at any time and from time to time unless a specific time is designated herein for the taking or exercise thereof.

  2.4 Amendments: The Plan and each law and/or regulation mentioned herein will be deemed to include each and every amendment thereof.

  2.5 Severability: If any provision of the Plan is held illegal or invalid for any reason, the illegal or invalid provision will be severed and, to the extent possible, the remaining provisions of the Plan will be enforced as if such illegal or invalid provision had not been included herein.

                         3. SHARES SUBJECT TO THE PLAN

  3.1 Number of Authorized Shares: Subject to adjustment as provided in this
Article 3, the total number of Shares which may be issued and sold under this Plan and in respect of which stock appreciation rights may be exercised may not exceed 2,500,000 Shares and may include either authorized but unissued or reacquired Shares.

  3.2 Lapsed Awards: If, for any reason, any Option and/or SAR granted hereunder is cancelled, terminates, expires or lapses as to any Shares during the initial five-year period, such Shares shall be added to the total Shares thereafter available for grant under the Plan and may be included in the Shares subject to Awards thereafter granted hereunder.

  3.3 Adjustments: Other provisions hereof notwithstanding, the Committee may make or provide for such adjustments in either the Option Price of Shares during the initial five-year period or the number of Shares available for and/or covered by Awards as the Committee, in its sole discretion, may determine is equitably required as the result of (i) any change in the number of Shares outstanding or the number or kind of any other of the Company's securities into which Shares have been changed or for which they have been exchanged, (ii) any reorganization or change in the Company's capital structure, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. However, no such adjustment will be made upon or due to the conversion of any or all of the Company's outstanding debentures into Shares.

  3.4 Limitation on Dilution: The Company will purchase Shares in the open market or otherwise, using proceeds received from the exercise of Options under this Plan, or other funds as required, to ensure that the aggregate of Shares issued and outstanding as the result of the exercise of Awards under the 1993 Stock Option Plan and this 1997 Stock Option Plan shall not exceed 10% of the total number of Shares of Common Stock of the Company at the time outstanding.

                               4. ADMINISTRATION

   4.1 Committee: The Committee (or any other committee of not less than three
(3) Directors, which the Directors may appoint) will administer the Plan. No member of the Committee may be an Employee. No member of the Committee may receive an Award under the Plan, and except as may be permitted by Rule 16b-3 under the Securities Exchange Act of 1934, no member of the Committee (i) can receive an Award under any similar plan of the Company or any Participating Subsidiary while serving on the Committee or (ii) shall have received an Award at any time within one (1) year before the first day of his service on the Committee.

  4.2 Power of the Committee: The Committee will have full authority and power to (i) determine the Participants to whom and the times at which Awards may be granted hereunder, the number of Shares included in Awards, and the terms and conditions of Awards consistent with the Plan; (ii) interpret and construe the Plan, any Award, Option and SAR granted hereunder and any agreement or instrument entered into under the Plan; (iii) establish, amend and/or waive rules and regulations for the Plan's administration; and (iv) subject to Article 12, amend the terms and conditions of any outstanding Award, Option and SAR and any other agreement or instrument entered into under the Plan to the extent such amendment is within the Committee's discretion as provided in the Plan.

  4.3 Committee Decisions: The Committee will make all determinations and decisions hereunder by not less than a majority of its members. The Committee may act or take action by written instrument or vote at a meeting convened after reasonable notice, whether conducted by telephone or otherwise. The Committee's determinations and decisions hereunder, and related orders or resolutions of the Directors, will be final, binding and conclusive on all persons, including the Company, its shareholders, Participating Subsidiaries, employees, Participants and Beneficiaries.

  4.4 Delegation: The Committee may delegate any authority or power conferred to it under the Plan, except the powers specified in Section 5.1, Section 5.2,
Section 6.4 and Section 6.5, as and to the extent permitted by law.

                        5. ELIGIBILITY AND PARTICIPATION

  5.1 Eligibility: Subject to the provisions of the Plan, the Committee may select from all eligible Employees those to whom an Award will be granted.

  5.2 Participation: The Committee will designate the Employees who are eligible to participate in the Plan, each Employee to whom an Award will be granted, the number of Shares to be included in each Award, the time at which an Award will be granted and the terms and conditions of each Award.

  5.3 Limitations: No Employee will have any right by reason of his employment, service, or office to receive an Award under the Plan. Nothing herein nor the grant of an Award shall be deemed to confer to any Participant any right to continue in the Company's employ or limit the Company's right to terminate any Participant's employment.

                           6. STOCK OPTIONS AND SARS

  6.1 Grant: During the period of five (5) years beginning on the Effective Date and subject to all provisions of the Plan, the Committee may grant Awards to Participants in the form of an Option and/or SAR, and in respect of the same or different Shares; provided that, if an Option and SAR are granted in respect of the same Shares, rights thereunder may be exercised under either the Option or the SAR (but not both the Option and SAR) in respect of the same Shares.

  6.2 Form: Each Option and SAR will be in writing which specifies the number of Shares subject thereto, the Option Price, the duration thereof and such other provisions not inconsistent with the express terms of the Plan, as the Committee determines.

  6.3 Option Price: The Option Price for each Share subject to an Option and/or SAR will be equal to the Market Value of a Share on the date that the Option or SAR is granted.

  6.4 Duration: Each Option and SAR will expire at such time as the Committee determines; provided that (i) an Option and SAR granted in respect of the same Shares will be granted and expire concurrently and (ii) no Option or SAR may be exercised after the end of the ten (10) year period commencing on the date of the grant thereof.

  6.5 Exercise: Options and SARs granted hereunder may be exercisable at such times and subject to such restrictions and conditions as the Committee may determine, which need not be the same for each Option, SAR or Participant but which will be prescribed in the relevant Option and/or SAR. Except as otherwise provided herein and unless the Committee otherwise determines, an Option and/or SAR will become exercisable incrementally on each exercise date and in the percentage shown in the following schedule:

   INCREMENTAL         PORTION OF
PORTION OF SHARES     TOTAL SHARES                 EXERCISE DATES
------------------    -------------    ---------------------------------------
     (a)  25%              25%         181 days after the date of the grant.
     (b)  25%              50%         First anniversary of the grant date.
     (c)  25%              75%         Second anniversary of the grant date.
     (d)  25%             100%         Third anniversary of the grant date.

  6.6 Special Rule for Incentive Stock Options: With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code.

  6.7 Exercise and Payment: Rights under an Option and/or SAR may be exercised in respect of Shares only after the exercise dates specified in accordance with
Section 6.5, and, as to Incentive Stock Options, only in compliance with Section 6.6, and except as the Committee otherwise may determine, must be exercised in the following manner:

        (a) Written Notice: The Participant must deliver to the Company's Secretary written notice of exercise, which sets forth the number of Shares in respect of which the Option or SAR is to be exercised and which must be not less than one hundred (100) Shares unless the number of Shares then subject thereto is less than one hundred.

        (b) Payment: The notice of exercise of an Option must be accompanied by full payment of the Option Price for the Shares in full in either (i) cash or its equivalent or (ii) other form of consideration (including, without limitation, cash, securities or other property or any combination thereof) as the Committee may determine.

  6.8 Delivery and Payment: As soon as practical after exercise of an Option or SAR as provided in Section 6.7, the Company will (i) deliver to the Participant a certificate for the Shares purchased under such Option or (ii) pay to the Participant an amount equal to the difference between the Option Prices for the Shares subject to such SAR and specified in the notice and, if greater, the Market Value thereof on the date of exercise. The Company will make all payments under an SAR in Shares unless the Committee otherwise determines; provided that no certificate will be issued in respect of less than a whole Share and payment for less than a whole Share will be in cash.

  6.9 Restrictions on Share Transfer: The Committee may impose any restriction on transfer of Shares acquired pursuant to an Option, as it deems advisable, including, without limitation, restrictions under applicable federal securities laws, the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and any blue sky or state securities laws applicable to such Shares.

                                 7. WITHHOLDING

  7.1 Tax Withholding: The Company will have the power and the right to deduct and withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise of right, or payment made under or as a result of this Plan.

  7.2 Share Withholding: Unless the Committee otherwise determines, Participants may elect to satisfy, in whole or in part, any tax-withholding requirement resulting from exercise of an Option or SAR or other taxable event hereunder by having the Company withhold Shares having a Market Value on the relevant date equal to the maximum amount of such withholding requirement.

                           8. BENEFICIARY DESIGNATION

  8.1 Designation: A Participant may name any Beneficiary (contingently or successively) to whom any benefit under an Option or SAR is to be paid if the Participant dies before receiving such benefit. Absent such designation, any benefit which is due but not paid to a Participant under an Option or SAR during his lifetime will be payable to the Participant's estate.

  8.2 Effectiveness: The designation of a Beneficiary will be effective only when the Participant designates his Beneficiary in the form prescribed by the Company and delivers it to the Company's Secretary during the Participant's lifetime.

  8.3 Revocation: The designation of a Beneficiary as herein provided will revoke each prior designation of a Beneficiary by the Participant.

                          9. TRANSFER AND TERMINATION

  9.1 Nontransferability: No right under any Option or SAR granted hereunder may be sold, transferred, pledged, assigned, alienated or hypothecated, or otherwise transferred to another person, whether by operation of law or otherwise, except by will, the laws of descent and distribution or a qualified domestic relations order. Further, each Option and SAR granted to a Participant under the Plan will be exercisable solely by the Participant during his lifetime.

  9.2 Termination Due to Death, Disability or Retirement: If a Participant's employment terminates by reason of death, Disability or retirement, any outstanding Option and/or SAR granted to such Participant will remain in effect during the term therein specified, and the Participant's Beneficiary may exercise any right thereunder which the Participant could have exercised, subject to all conditions thereof; provided that any right under an Option or SAR which has not become exercisable as provided in Section 6.5 prior to the termination of a Participant's employment will lapse automatically upon such termination and may not thereafter be exercised. However, notwithstanding the foregoing, in its sole discretion, the Committee will have the right to permit exercise of any right under an Award, in accordance with the terms of Section 6.5, which has not otherwise become exercisable as provided in Section 6.5, and subject to such other terms as the Committee deems appropriate.

  9.3 Termination Due to Other Reasons: If a Participant's employment terminates for any reason, except a reason set forth in Section 9.2, each outstanding Option and SAR granted to him will terminate as of the date on which the Participant's employment terminates, whether or not the Participant's rights thereunder are exercisable. However, in its sole discretion, the Committee will have the right to permit exercise of all or any portion of the Shares subject to any such Option and/or SAR, subject to such terms as the Committee deems appropriate.

                            10. RIGHTS OF EMPLOYEES

  10.1. Participation: No Employee will have the right to receive an Award under this Plan or, having received an Award, to receive another Award.

  10.2 Employment: Nothing in the Plan (including, without limitation, the grant of an Award) will interfere with or limit the right of the Company or a Participating Subsidiary to terminate any Participant's employment, nor confer to any Participant any right to continue in the employ of the Company or a Participating Subsidiary.

  10.3 Transfer: For purposes of the Plan, transfer of a Participant's employment between the Company and a Participating Subsidiary or between Participating Subsidiaries will not be deemed a termination of employment.

  10.4 Compensation: No benefit or other amount paid to a Participant pursuant to the Plan and/or any Option or SAR will be included in the Participant's compensation or earnings for purposes of any pension or other employee benefit plan of the Company or any Participating Subsidiary.

                                  11. DISPUTES

  11.1 Disputes: The Committee will have full and exclusive authority to determine all disputes and controversies concerning the interpretation of the Plan and any Option and/or SAR granted hereunder to the fullest extent permitted by law.

  11.2 Notice: If any Participant disputes any decision or determination by the Company or any Participating Subsidiary concerning the administration of the Plan or any provision of the Plan or any Option or SAR granted hereunder, the Participant must give written notice to the Committee as to such dispute at least ninety (90) days prior to commencing any lawsuit or legal proceeding in connection therewith. The Participant must give such notice by delivering to the Company's Secretary written notice which identifies the dispute and any provision of the Plan, Option or SAR in question. Such notice will be a condition of each Option and SAR and failure to satisfy such condition will extinguish all rights of the Participant in respect of any Shares subject to the relevant Option or SAR, whether or not exercisable.

  11.3 Decision: Promptly (but within seventy-five (75) days after notice of dispute), the Committee will review and decide the dispute and give the Participant written notice of its decision. Except as provided in Section 11.4, the Committee's decision will be final and binding on the Company, the Company's shareholders, Participating Subsidiaries, and the Participant (including his Beneficiary).

  11.4 Lawsuit: A Participant may institute a lawsuit in connection with the Committee's decision involving his rights under an Option or SAR within one hundred and eighty (180) days after receiving the Committee's decision, but such lawsuit will be limited to whether the Committee acted in good faith and its faith and its decision was reasonable under the circumstances and in light of the information available to and considered by the Committee.

                         12. AMENDMENT AND TERMINATION

  12.1 Amendment and Termination: With the approval of the Directors, the Committee may amend, modify or terminate the Plan. However, without the approval of the Company's shareholders (as may be required by the Code, Section 16 of the Securities Exchange Act of 1934, any national securities exchange or system on which the Shares are then listed or reported, or a regulatory body having jurisdiction with respect hereto), no such amendment, modification or termination may:

        (a) Increase the total number of Shares which may be issued under this Plan, except as provided in Section 3.2 and Section 3.3; or

        (b) Change the class of Employees eligible to participate in the Plan;
     or

        (c) Materially increase the benefits of a Participant under an Option or SAR; or

        (d) Extend the maximum period after the date of grant during which any Option or SAR may be exercised.

12.2 Limitation: Except as provided in Section 3.3, no amendment, modification or termination of the Plan will adversely affect any Participant's rights under an Option or SAR previously granted under the Plan, without the written consent of the Participant.

                              13. INDEMNIFICATION

  13.1 Indemnity: The Company will defend and indemnify each person who is or has been a member of the Committee in respect of any claim which is asserted against him and is based on his action or failure to take action under or in connection with the Plan or any agreement related to the Plan; provided that such person gives the Company notice of such claim, cooperates with the Company in defense of such claim, permits the Company to control the defense of such claim prior to his undertaking any defense on his own behalf and confers to the Company full authority to compromise and settle the claim.

  13.2 Additional Right: The indemnity provided under Section 13.1 will be in addition to, and not in lieu of, any other right of indemnification to which such person may be entitled under the Company's Code of Regulations, as a matter of law or otherwise, and will not exclude any other power that the Company may have to defend and indemnify him.

                            14. REQUIREMENTS OF LAW

  14.1 Requirements of Law: The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

  14.2 Governing Law: To the extent not preempted by federal law, the Plan and all Awards hereunder will be governed by and interpreted in accordance with the laws of the State of Ohio.

                                 15. EXECUTION

  Following approval of the Plan by the Directors and the Company's shareholders, the Company's Chairman and Secretary have signed and executed the Plan as of March 26, 1997, the Effective Date.

                        CONFIDENTIAL VOTING INSTRUCTIONS

   To: ROYAL TRUST CORPORATION OF CANADA, TRUSTEE FOR THE GENCORP CANADA INC.
                                  SAVINGS PLAN

     I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Canada Inc. Savings Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 26,1997, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 4:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS
RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

           (Continued, and to be signed and dated on the other side.)

                                                  GENCORP INC.
                                                  P.O. BOX 11104
                                                  NEW YORK, N.Y. 10203-0104

GenCorp

John B. Yasinsky
Chairman and Chief Executive Officer

February 7, 1997

Dear Stockholder:

Enclosed is GenCorp's 1996 Annual Report and 1997 Proxy Statement. This has been a year of good progress for GenCorp, reflected in the significant performance improvements we made in key areas of our business. The program of change we initiated two years ago is now enabling us to deliver the positive results we expected. Our Annual Report reviews our accomplishments and focuses on operational excellence and value-creating growth, GenCorp's two highest priorities that are today driving us closer to our vision to be one of the most respected diversified companies in the world.

The 1997 Annual Meeting will be held on March 26, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement. An additional item in this year's Proxy Statement is a recommendation from the Board of Directors for approval of the 1997 Stock Option Plan. Management believes that the new Stock Option Plan is an excellent way to align the interests of employees with the interests of shareholders and requests your support of this program.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky


John Yasinsky



                             DETACH PROXY CARD HERE


1. ELECTION OF DIRECTORS TO A THREE-YEAR        FOR all nominees      WITHHOLD AUTHORITY to vote      *EXCEPTIONS
   TERM EXPIRING AT THE MARCH 2000              listed below          for all nominees listed below.
   ANNUAL MEETING.

Nominees: James M. Osterhoff, Paul J. Phoenix and John B. Yasinsky

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED
BELOW).
*Exceptions
           ---------------------------------------------------------------------

2. To approve adoption of the 1997 Stock Option Plan.   3. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

        FOR             AGAINST           ABSTAIN           FOR          AGAINST         ABSTAIN

4. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                                                       Change of Address and
                                                       or Comments Mark Here

                                                  Please sign exactly as name
                                                  appears below. Your shares may
                                                  not be voted by the Trustee
                                                  unless you sign and return
                                                  this card so that it will
                                                  reach the Trustee not later
                                                  than March 24, 1997.

                                                  DATE                   ,1997
                                                       ------------------


                                                  -----------------------------
                                                            Signature

                                                  Votes MUST be indicated
                                                  (x) in Black or Blue ink [ X ]


PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS

                      To: THE TRUSTEE FOR THE GENCORP INC.
                       STOCK INCENTIVE COMPENSATION PLAN

        I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Incentive Compensation Plan Trust at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 26, 1997, and any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 4:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                   (Continued, and to be signed and dated on the other side.)

                                   GENCORP INC.
                                   P.O. BOX 11104
                                   NEW YORK, N.Y. 10203-0104

GENCORP

John B. Yasinsky
Chairman and Chief Executive Officer

February 7, 1997

Dear Stockholder:

Enclosed is GenCorp's 1996 Annual Report and 1997 Proxy Statement. This has been a year of good progress for GenCorp, reflected in the significant performance improvements we made in key areas of our business. The program of change we initiated two years ago is now enabling us to deliver the positive results we expected. Our Annual Report reviews our accomplishments and focuses on operational excellence and value-creating growth, GenCorp's two highest priorities that are today driving us closer to our vision to be one of the most respected diversified companies in the world.

The 1997 Annual Meeting will be held on March 26, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement. An additional item in this year's Proxy Statement is a recommendation from the Board of Directors for approval of the 1997 Stock Option Plan. Management believes that the new Stock Option Plan is an excellent way to align the interests of employees with the interests of shareholders and requests your support of this program.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky


John Yasinsky



                             DETACH PROXY CARD HERE

1. ELECTION OF DIRECTORS TO A THREE-YEAR   FOR all nominees    WITHHOLD AUTHORITY to vote      *EXCEPTIONS
   TERM EXPIRING AT THE MARCH 2000         listed below        for all nominees listed below.
   ANNUAL MEETING.

Nominees: James M. Osterhoff, Paul J. Phoenix and John B. Yasinsky

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW).
* Exceptions
            ------------------------------------------------------------------.

2. To approve adoption of the 1997 Stock Option Plan.    3. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

   FOR                     AGAINST        ABSTAIN           FOR                AGAINST        ABSTAIN

4. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                                                           Change of Address and
                                                           or Comments Mark Here

                                                  Please sign exactly as name
                                                  appears below. Your shares may
                                                  not be voted by the Trustee
                                                  unless you sign and return
                                                  this card so that it will
                                                  reach the Trustee not later
                                                  than March 24, 1997.

                                                  DATE                 , 1997
                                                      -----------------

                                                  -----------------------------
                                                            Signature

                                                 Votes MUST be indicated
                                                 (x) in Black or Blue ink [ X ]


PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                        CONFIDENTIAL VOTING INSTRUCTIONS

              To: MELLON BANK, N.A., TRUSTEE FOR THE GENCORP INC.
                        SAVINGS AND PROFIT SHARING PLANS

        I hereby authorize the Trustee to vote (or cause to be voted) all shares of Common Stock of GenCorp Inc. which may be allocated to my account in the GenCorp Stock Fund of the GenCorp Retirement Savings Plan and/or the GenCorp Profit Sharing Plan at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 26,1997, and at any adjournments thereof, and direct the Trustee to vote as instructed below and in accordance with its judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 4:

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND IN ACCORDANCE WITH THE TRUSTEES' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                        (Continued, and to be signed and dated
                                         on the other side.)

                                        GENCORP INC.
                                        P.O. BOX 11104
                                        NEW YORK, N.Y. 10203-0104

GENCORP

John B. Yasinsky
Chairman and Chief Executive Officer

February 7, 1997

Dear Stockholder:

Enclosed is GenCorp's 1996 Annual Report and 1997 Proxy Statement. This has been a year of good progress for GenCorp, reflected in the significant performance improvements we made in key areas of our business. The program of change we initiated two years ago is now enabling us to deliver the positive results we expected. Our Annual Report reviews our accomplishments and focuses on operational excellence and value-creating growth, GenCorp's two highest priorities that are today driving us closer to our vision to be one of the most respected diversified companies in the world.

The 1997 Annual Meeting will be held on March 26, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement. An additional item in this year's Proxy Statement is a recommendation from the Board of Directors for approval of the 1997 Stock Option Plan. Management believes that the new Stock Option Plan is an excellent way to align the interests of employees with the interests of shareholders and requests your support of this program.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky


John Yasinsky
                             DETACH PROXY CARD HERE


1. ELECTION OF DIRECTORS TO A THREE-YEAR   FOR all nominees   WITHHOLD AUTHORITY to vote      *EXCEPTIONS
   TERM EXPIRING AT THE MARCH 2000         listed below       for all nominees listed below.
   ANNUAL MEETING.

Nominees:  James M. Osterhoff, Paul J. Phoenix and John B. Yasinsky

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW). *Exceptions
           --------------------------------------------------------------------

2. To approve adoption of the 1997 Stock Option Plan.   3. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young LLP as the independent auditors of the Company.

        FOR            AGAINST           ABSTAIN                 FOR             AGAINST          ABSTAIN

4. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                                                         Change of Address and
                                                         or Comments Mark Here


                                            Please sign exactly as name appears
                                            below. Your shares may not be voted
                                            by the Trustee unless you sign and
                                            return this card so that it will
                                            reach the Trustee not later than
                                            March 24, 1997.

                                            DATE                          ,1997
                                                --------------------------

                                             ----------------------------------
                                                       Signature

                                               Votes MUST be indicated
                                               (x) in Black or Blue ink   [ X ]


PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                  GENCORP INC.

                     175 GHENT ROAD - FAIRLAWN, OHIO 44333

PROXY FOR HOLDERS OF COMMON STOCK SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints D. MICHAEL STEUERT, WILLIAM R. PHILLIPS and EDWARD R. DYE, and each of them, his proxy, with power of substitution, to vote all shares of Common Stock of GenCorp Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Akron West Hilton Inn, 3180 West Market Street, Akron, Ohio 44333 on March 26,1997, and any adjournments thereof, and appoints the proxyholders to vote as directed below and in accordance with their judgment on matters incident to the conduct of the meeting and any matters of other business referred to in item 4:

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2 AND 3, AND IN ACCORDANCE WITH THE PROXYHOLDERS' JUDGMENT ON MATTERS INCIDENT TO THE CONDUCT OF THE MEETING AND ANY MATTERS OF OTHER BUSINESS REFERRED TO IN ITEM 4. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                     (Continued, and to be signed and dated on the other side.)

                                   GENCORP INC.
                                   P.O. BOX 11104
                                   NEW YORK, N.Y. 10203-0104

GENCORP

John B. Yasinsky
Chairman and Chief Executive Officer

February 7, 1997

Dear Stockholder:

Enclosed is GenCorp's 1996 Annual Report and 1997 Proxy Statement. This has been a year of good progress for GenCorp, reflected in the significant performance improvements we made in key areas of our business. The program of change we initiated two years ago is now enabling us to deliver the positive results we expected. Our Annual Report reviews our accomplishments and focuses on operational excellence and value-creating growth, GenCorp's two highest priorities that are today driving us closer to our vision to be one of the most respected diversified companies in the world.

The 1997 Annual Meeting will be held on March 26, at 9 a.m. at the Akron West Hilton Inn in Fairlawn, Ohio. Details are provided in the enclosed Proxy Statement. An additional item in this year's Proxy Statement is a recommendation from the Board of Directors for approval of the 1997 Stock Option Plan. Management believes that the new Stock Option Plan is an excellent way to align the interests of employees with the interests of shareholders and requests your support of this program.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ John Yasinsky


John Yasinsky

                             DETACH PROXY CARD HERE

1. ELECTION OF DIRECTORS TO A THREE-YEAR   FOR all nominees     WITHHOLD AUTHORITY to vote      *EXCEPTIONS
   TERM EXPIRING AT THE MARCH 2000         listed below         for all nominees listed below.
   ANNUAL MEETING.

Nominees: James M. Osterhoff, Paul J. Phoenix and John B. Yasinsky

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW). *Exceptions
           --------------------------------------------------------------------

2. To approve adoption of the 1997 Stock Option Plan.   3. TO RATIFY THE BOARD OF DIRECTORS' selection of Ernst & Young
                                                           LLP as the independent auditors of the Company.
        FOR            AGAINST           ABSTAIN               FOR              AGAINST       ABSTAIN

4. Upon matters incident to the conduct of the meeting and such other business as may properly come before the meeting or any adjournments thereof.

                                                  Change of Address and
                                                  or Comments Mark Here

                                             Please sign exactly as name appears
                                             below. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             give full title as such. If a
                                             corporation, sign in full corporate
                                             name by President or other
                                             authorized officer, If a
                                             partnership, sign in partnership
                                             name by authorized person.

                                             DATE                      , 1997
                                                 ----------------------

                                             ----------------------------------
                                                          Signature

                                             ----------------------------------
                                                 Signature if held jointly

                                             Votes MUST be indicated
                                             (x) in Black or Blue ink.    [ X ]


PLEASE SPECIFY CHOICES, SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.